Exhibit 5.2

November 29, 2012

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

I have acted as special counsel in the State of California to Alamitos Company, a California corporation (“Alamitos”), which is a subsidiary of BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and has been organized under the laws of the State of California. I have acted as special counsel to Alamitos with respect to the preparation of the Registration Statement on Form S-4 (File No. 333-184489) (the “Registration Statement”) filed by the Partnership and BreitBurn Finance Corporation, a Delaware corporation (“Finance Corp”) (collectively, the “Issuers”) and certain subsidiaries identified in the Registration Statement (including Alamitos, the “Guarantors”), with the Securities and Exchange Commission in connection with (a) the issuance by the Issuers of up to $450,000,000 aggregate principal amount of their 7.875% Senior Notes due 2022 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $450,000,000 aggregate principal amount of the Issuers’ outstanding 7.875% Senior Notes due 2022 (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of January 13, 2012 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering my opinions hereinafter set forth, I examined originals or copies, certified or otherwise identified to my satisfaction, of such certificates, documents, instruments and records of Alamitos, including the Indenture, and I reviewed such questions of law as I considered appropriate for purposes of the opinions hereafter expressed. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the

BREITBURN ENERGY PARTNERS L.P.

515 South Flower Street    48th Floor    Los Angeles, California 90071    Phone (213) 225-5900    Fax (213) 225-5916

Vinson & Elkins L.L.P.

November 29, 2012

authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and I have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as I have specifically opined herein with respect to Alamitos, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to my opinions herein, I have relied, without independent investigation or verification, on representations from officers of Alamitos and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to my opinion in paragraph 1 below as to due formation and valid existence of Alamitos, I have relied exclusively on certificates of status, dated as of recent dates, from officials of the State of California and/or written facsimile advice, dated as of recent dates, from CT Corporation.

Based on the foregoing, I am of the opinion that:

1. Alamitos is validly existing and in good standing under the laws of the State of California.

2. Alamitos has the corporate power and authority to execute and deliver the Indenture, and all necessary corporate action has been taken on the part of Alamitos to authorize the execution and delivery of the Indenture and the performance by Alamitos of its obligations thereunder (including its Guarantee as provided therein).

3. The Indenture has been duly executed and delivered by Alamitos to the extent that execution and delivery are governed by the laws of the State of California.

The opinions expressed herein are limited in all respects to the laws of the State of California, and I am expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

BREITBURN ENERGY PARTNERS L.P.

515 South Flower Street    48th Floor    Los Angeles, California 90071    Phone (213) 225-5900    Fax (213) 225-5916

Vinson & Elkins L.L.P.

November 29, 2012

This opinion is rendered only to Vinson & Elkins L.L.P. and is solely for the benefit of Vinson & Elkins L.L.P. in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without my prior written consent.

Very truly yours,

/s/ Gregory C. Brown

Gregory C. Brown

Executive Vice President & General Counsel

BREITBURN ENERGY PARTNERS L.P.

515 South Flower Street    48th Floor    Los Angeles, California 90071    Phone (213) 225-5900    Fax (213) 225-5916